Exhibit 4.3(c)

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 10, 2013, among CBRE/LJM – Nevada, Inc., a Nevada corporation (“CBRE Nevada”), and CBRE Consulting, Inc., a California corporation (“CBRE Consulting”) and, together with CBRE Nevada, (the “Guaranteeing Subsidiaries”), each a subsidiary of CBRE Services, Inc., a Delaware corporation (the “Issuer”), the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Initial Guarantors has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 14, 2013, providing for the issuance of an unlimited aggregate principal amount of debt securities (the “Securities”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s payment obligations under a specified series of the Securities on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 901(4) of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantor. Each Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors of the 5.00% Senior Notes due 2023 (the “Specified Securities”), including Article XV of the Indenture and Article VI of the First Supplemental Indenture dated as of March 14, 2013 relating to the Specified Securities.

3. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4. Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARIES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AS BETWEEN THE ISSUER, THE GUARANTORS AND THE TRUSTEE ONLY ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE INDENTURE, THE GUARANTEES OR THE SECURITIES.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Headings. The section headings of this Second Supplemental Indenture are for convenience only and shall not affect the construction hereof.

7. Binding Obligation. This Second Supplemental Indenture has been duly executed and delivered by each ofthe Guaranteeing Subsidiaries and constitutes a valid and binding agreement of each of the Guaranteeing Subsidiaries, enforceable against such Guaranteeing Subsidiary in accordance with its terms, except as the enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the rights and remedies of creditors, (b) general equitable principles (whether considered in a proceeding in equity or law) and (c) an implied covenant of good faith and fair dealing.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

CBRE/LJM – NEVADA, INC., as a Guarantor

By	/s/ Debera Fan
Name: Debera Fan
Title: Senior Vice President and Treasurer

CBRE CONSULTING, INC., as a Guarantor

By	/s/ Debera Fan
Name: Debera Fan
Title: Senior Vice President and Treasurer

CBRE SERVICES, INC., as Issuer

By	/s/ Debera Fan
Name: Debera Fan
Title: Senior Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By	/s/ Michael Tu
Name: Michael Tu
Title: Assistant Vice President

[Signature to Second Supplemental Indenture]

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